Exhibit 99.1

Qualstar Reports Fiscal 2015 Second Quarter Results

SIMI VALLEY, Calif., February 12, 2015 — Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the second fiscal quarter ended December 31, 2014.

Results for the Three Months Ended December 31, 2014 vs 2013

●	Net revenue increased 2.9% to $3.5 million from $3.4 million
●	Total operating expenses decreased 11.1% to $1.6 million from $1.8 million
●	Rent restructuring changed from a $26,000 expense to a $245,000 recovery
●	Net loss was slightly lower at $245,000 or ($.02) per basic and diluted share vs $251,000 or ($.02) per basic and diluted share

Results for the Six Months Ended December 31, 2014 vs 2013

●	Net revenue increased 21.4% to $6.8 million from $5.6 million
●	Total operating expenses decreased 35.4% to $3.1 million from $4.8 million
●	Rent restructuring changed from a $26,000 expense to a $245,000 recovery
●	Net loss decreased 78.6% to $0.6 million from $2.8 million or ($.05) per basic and diluted share vs ($.23) per basic and diluted share
●	Cash Used in Operations decreased 42.4% to $1.9 million from $3.3 million year-over-year

Cash, cash equivalents and marketable securities were $5.2 million at December 31, 2014, down $2.0 million from $7.2 million at June 30, 2014. The majority of the decrease in cash is attributed to operating activities, which includes an increase in accounts receivables.

Qualstar has taken substantial action to reduce overhead spending. The Company has entered into agreements that will reduce its leased space by 63.8% to 20,560 square feet from 56,845 square feet. The Company’s base rent payments will be reduced to $20,000 compared to $44,000 per month, a 54.9% reduction. In addition to rent, overall operating expenses related to facilities costs will be reduced. Also, in December, litigation costs were reduced following the recent litigation settlement reached with the Company’s former CEO, Lawrence Firestone.

The Company continues to execute on its commitment to expand product offerings. The XL and PL series of High Wattage Power supplies were recently added to the N2Power product portfolio.

Steven N. Bronson, CEO and President of Qualstar said, “We are pleased to see the significant progression of our financial turnaround, and expect that our strategic decisions will continue to benefit Qualstar and enhance shareholder value through 2015 and the years to follow.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high-efficiency and high density power supplies marketed under the N2PowerTM brand, and of data storage systems marketed under the QualstarTM brand. Our N2Power power supply products  provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply ReliableTM designs that provide years of trouble-free service. More information is available at  www.qualstar.com  or  www.n2power.com  or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

For more information, contact:

Steven N. Bronson
Chief Executive Officer
805.416.7004

QUALSTAR CORPORATION

CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Net revenues	$3,528	$3,440	$6,848	$5,631
Cost of goods sold	2,428	1,931	4,522	3,661
Gross profit	$1,100	$1,509	$2,326	$1,970
Operating expenses:
Engineering	326	604	685	1,478
Sales and marketing	591	512	1,096	1,245
General and administrative	684	623	1,368	2,017
Restructuring	(245)	26	(245)	26
Total operating expenses	$1,356	$1,765	$2,904	$4,766
Loss from operations	(256)	(256)	(578)	(2,796)
Other income	11	5	11	18
Loss before income taxes	(245)	(251)	(567)	(2,778)
Provision for income taxes	-	-	-	-
Net loss	$(245)	$(251)	$(567)	$(2,778)
Change in unrealized (losses) gains on investments	-	(4)	(1)	6
Comprehensive loss	$(245)	$(255)	$(568)	$(2,772)
Loss per common share:
Basic and Diluted	$(0.02)	$(0.02)	$(0.05)	$(0.23)
Weighted average common shares outstanding:
Basic and Diluted	12,253	12,253	12,253	12,253

QUALSTAR CORPORATION

CONDENSED BALANCE SHEETS

(In thousands)

	December 31, 2014	June 30, 2014
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$5,242	$5,462
Marketable securities	-	1,763
Accounts receivables, net of allowances of $73 at December 31, 2014, and $92 at June 30, 2014	2,625	1,412
Inventories	3,069	3,177
Prepaid expenses and other current assets	351	241
Total current assets	11,287	12,055
Property and equipment, net	628	663
Other assets	43	67
Total assets	$11,958	$12,785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,262	$952
Accrued payroll and related liabilities	348	322
Deferred service revenue, short term	1,049	954
Other accrued liabilities	508	1,174
Total current liabilities	3,167	3,402

Other long term liabilities	18	17
Deferred service revenue, long term	162	243
Total long term liabilities	180	260

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; 5,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized, 12,253 shares issued and outstanding as of December 31, 2014 and June 30, 2014	18,999	18,943
Accumulated other comprehensive income	-	1
Accumulated deficit	(10,388)	(9,821)
Total shareholders’ equity	8,611	9,123
Total liabilities and shareholders’ equity	$11,958	$12,785